Exhibit 10.3

FORBEARANCE AGREEMENT AND FIRST AMENDMENT

TO

FIRST AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “First Amendment”) is dated as of June 20, 2023 (the “Effective Date”), and is entered into by and Tempo Automation, Inc., a Delaware corporation (“Borrower”), Tempo Automation Holdings, Inc., a Delaware corporation (“Parent”), Structural Capital Investments III, LP (“SCI”), Series Structural DCO II series of Structural Capital DCO, LLC (“DCO”), CEOF Holdings LP (“CEOF”), SQN Tempo Automation, LLC (“SQNTA”), SQN Venture Income Fund II, LP (“SQNVIFII” and together with SCI, DCO, CEOF and SQNTA, “Lenders” and each a “Lender”), and Ocean II PLO LLC, a California limited liability company, as administrative and collateral agent for Lenders (“Agent”).

RECITALS

WHEREAS, Borrower, Lenders and Agent are parties to that certain First Amended and Restated Loan and Security Agreement dated as of November 22, 2022 (the “Loan Agreement”). Capitalized terms used but not defined herein shall have the meaning provided in the Loan Agreement;

WHEREAS, Parent and Agent are parties to that certain Joinder Agreement dated as of November 22, 2022, pursuant to which Parent is, inter alia, bound by the terms of the Loan Agreement as if it were a Borrower thereunder;

WHEREAS, Borrower requested Agent and Lenders to capitalize the interest payment that was to become due on May 1, 2023 and June 1, 2023, notwithstanding the Loan Agreement requirement that such interest payment is to be paid in cash, and prior to the date such interest payment was due, Agent and Lenders consented to capitalize such interest payment, waived their right to require payment of the May 1, 2023 and June 1, 2023 interest payments in cash and in fact capitalized such interest payment, thereby resulting in no breach of the Loan Agreement for failure to pay the May 1, 2023 or June 1, 2023 interest payments in cash;

WHEREAS, Borrower is in default of Section 6.11(a) requiring it to maintain Unrestricted Cash of not less than $5,000,000 (and Section 6.5 as a result of failure to give notice with respect to such Default), and anticipates being in default of such requirement through the Forbearance Period (defined below) (including the anticipated default, the “Unrestricted Cash Default”);

WHEREAS, Borrower desires Agent and Lenders to (a) waive compliance with the requirements of the Loan Agreement to maintain Unrestricted Cash as provided herein, and (b) modify the timing for the payment of interest under the Loan Agreement;

WHEREAS, Lenders and Agent are willing to waive compliance with the requirements to maintain Unrestricted Cash and amend the Loan Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, based on the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1.            Recitals. The recitals set forth above are true and correct and are hereby incorporated by reference.

Forbearance Agreement and First Amendment to First A/R LSA

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2.            Definitions. The following terms shall have the following meaning:

a.	“Commencement Date” means the date that the last of the following conditions occur:

i.	Borrower, Parent, Agent and Lenders shall have duly executed and delivered this Forbearance Agreement;

ii.	Parent or Borrower shall have received an aggregate commitment of at least Four Million Dollars ($4,000,000) by entering into a promissory note providing for the issuance of Parent Convertible Notes after the Effective Date, the holders of which shall have also delivered to Agent prior to June 30, 2023, an executed Subordination Agreement; and

iii.	Borrower (or Parent on Borrower’s behalf) shall have paid all fees and all Lender Expenses (including all reasonable attorneys' fees and reasonable expenses) incurred as of the date hereof.

b.	“Forbearance Period” means the period of time beginning on the Commencement Date and continuing through the date on which the earliest of the following occurs: (i) the occurrence of an Event of Default (other than the Unrestricted Cash Default), (ii) Borrower’s breach of any provision of this Agreement or any other agreement between Borrower and Agent and/or Lenders and (iii) November 30, 2023.

c.	“Parent Convertible Notes” means short term (of no more than one year) unsecured subordinated convertible Indebtedness issued by Parent, provided such Indebtedness is (i) subordinated to the Obligations contemplated by the Loan Agreement, (b) subject to a Subordination Agreement, and (c) by its terms is convertible into equity securities of Parent.

3.            Amendment to Loan Agreement.

a.	The definition of Refinanced Principal in Section 1.1 of the Loan Agreement is hereby amended as follows:

“Refinanced Principal” has the meaning given to such term in Recital E.

b.	The definition of Subordinated Debt in Section 1.1 of the Loan Agreement is hereby amended as follows:

“Subordinated Debt” means any Indebtedness incurred by any Loan Party that is subordinated to the Obligations pursuant to a Subordination Agreement on terms acceptable to Agent, including without limitation, the Parent Convertible Notes (as defined in the First Amendment).

c.	The following terms are added to Section 1.1 of the Loan Agreement in proper alphabetical order as follows:

“First Amendment” means that certain Forbearance Agreement And First Amendment To First Amended And Restated Loan And Security Agreement dated as of June 20, 2023 by and between Borrower, Agent and Lenders.

Forbearance Agreement and First Amendment to First A/R LSA

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“Unrestricted Cash Default” shall have the meaning provided in the First Amendment.

d.	From and after the Commencement Date, Section 2.4(a) of the Loan Agreement is hereby amended as follows:

(a)            Interest Payments.

i.            Except as provided in Section 2.4(a)(ii), interest on each Advance shall be due and payable to Agent for the benefit of Lenders in advance on the first Business Day of each month and continuing on the first Business Day of each month thereafter (each a “Payment Date”) during the term of such Advance; provided however, and in addition, that on the funding of each Advance, interest on such Advance shall be withheld from the Advance on the Funding Date of the Advance for the period between the Funding Date of such Advance and the first Payment Date immediately following the Funding Date of such Advance.

ii.            Beginning on May 1, 2023 and continuing thereafter through December 1, 2023, one hundred percent (100%) of the interest payable on each Advance shall be capitalized and compounded and added to the principal balance of the Advances monthly in advance on the Payment Date.

iii.            Upon the occurrence of an Event of Default (other than the Unrestricted Cash Default), Agent may elect to require that all Interest be paid in cash as provided in Section 2.4(a)(i) notwithstanding the provisions of Section 2.4(a)(ii) to the contrary. Notice of such election, if made, must be provided by Agent to Borrower in writing, and may be made retroactively to the occurrence of the Event of Default.

iv.            Once paid or capitalized, compounded and added to the principal balance of the Advances, interest is nonrefundable and shall be deemed earned as of the Payment Date for which such interest payment is due. Agent shall allocate and distribute all interest payments received from Borrower to the Lenders based on each Lender’s Pro Rata Percentage.

e.	Section 6.11 of the Loan Agreement is hereby amended to add a new subsection (c) immediately following the end of subsection (b) as follows:

(c)            Parent shall have received not less than Two Million Dollars ($2,000,000) from the issuance of Parent Convertible Notes during the period beginning June 1, 2023 and ending July 31, 2023, and shall have caused to be delivered to Agent no later than July 31, 2023, one or more Subordination Agreements in form and substance reasonably satisfactory to Agent executed by the holders of such Parent Convertible Notes.

4.            Forbearance. Subject to the conditions contained herein, during the Forbearance Period Agent and Lenders shall forbear from exercising any rights and remedies that they may have under any of the Loan Documents as a result of the Unrestricted Cash Default. The forbearance provided in this Paragraph 4 does not constitute a waiver of any Event of Default, a continuing waiver, or a course of conduct of forbearing from exercising remedies. Notwithstanding the Unrestricted Cash Default, during the Forbearance Period the Borrower shall not be required to pay interest on the Obligations at the Default Rate.

Forbearance Agreement and First Amendment to First A/R LSA

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5.            Waiver of the Defaults. Provided that (i) no Event of Default has occurred (other than the Unrestricted Cash Default) during the Forbearance Period, and (ii) Borrower is in full compliance with the terms of this Forbearance Agreement and any other agreement with Agent and/or Lenders after the Effective Date, as of November 30, 2023, the Unrestricted Cash Default shall be automatically fully waived and shall be deemed to no longer exist for all purposes under the Loan Agreement. From and after the effective time of such waiver, Borrower shall thereafter be required to comply with the requirements of Section 6.11(a) of the Loan Agreement.

6.            No Other Amendments. Except as expressly provided in Paragraphs 3 and 5 hereof, the execution of this First Amendment shall not be deemed to constitute an amendment to or waiver of the Loan Agreement, and all terms and conditions of the Loan Agreement not expressly amended or waived herein shall remain in full force and effect.

7.            Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent as follows:

a.	Borrower has all requisite power and authority to execute this First Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this First Amendment and all such other agreements and instruments has been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

b.	Borrower has no Subsidiaries other than as disclosed in the Perfection Certificate.

c.	The execution, delivery and performance by Borrower of this First Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any Governmental Authority, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or Loan Agreement, as amended herein, or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

8.            Costs and Expenses. Borrower hereby reaffirms its agreement under the Loan Agreement, as amended herein, to pay or reimburse Agent and Lenders on demand for all costs and expenses incurred by Agent or Lenders in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Borrower hereby agrees that Agent or Lenders may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, as amended herein, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

9.            Release of Agent/Lenders.

a.	Borrower, for itself and on behalf of its respective heirs, legal representatives, and successors and assigns, as applicable, hereby release Agent and Lenders and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this First Amendment, the Loan Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrower or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the loan made under the Loan Documents and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).

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b.	Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the loan made under the Loan Documents or attempting to foreclose on, or obtain a receiver for, any collateral for the loan made under the Loan Documents and all statutory claims and causes of action of every nature.

c.	In connection with the release contained in this Section 9 of the First Amendment (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this First Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.

d.	The Release contained in this First Amendment shall be effective and irrevocable upon the execution of this First Amendment by Agent, Lenders and Borrower without any further documentation.

e.	BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO BORROWER AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT BORROWER DOES NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDERS AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.

f.	THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

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g.	Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

12.            Miscellaneous. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. The provisions of Sections 12 and 13 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

(signatures provided on the next page)

Forbearance Agreement and First Amendment to First A/R LSA

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IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this First Amendment as of the day and year first above written.

BORROWER:

TEMPO AUTOMATION, INC.

Signature:	/s/ Ryan Benton
Print Name:	Ryan Benton
Title:	Chief Financial Officer

PARENT:

TEMPO AUTOMATION HOLDINGS, INC.

Signature:	/s/ Ryan Benton
Print Name:	Ryan Benton
Title:	Chief Financial Officer

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IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this First Amendment as of the day and year first above written.

LENDERS:

Structural Capital Investments III, LP,
a Delaware limited partnership

By: Structural Capital GP III, LLC,
a Delaware limited liability company
its General Partner

By:	/s/ Kai Tse
Name:	Kai Tse
Title:	Managing Member

Series Structural DCO II Series of Structural
Capital DCO, LLC
a Delaware limited liability company

By: Structural Capital GP III, LLC,
a Delaware limited liability company
its Manager

By:	/s/ Kai Tse
Name:	Kai Tse
Title:	Managing Member

CEOF HOLDINGS LP
a Delaware limited partnership

BY: CORBIN CAPITAL PARTNERS, L.P.
its Investment Manager

By:	/s/ Daniel Friedman
Name:	Daniel Friedman
Title:	General Counsel

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IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this First Amendment as of the day and year first above written.

LENDERS (continued):

SQN Tempo Automation, LLC

By:	/s/ Ryan McCalley
Name:	Ryan McCalley
Title:	Managing Partner

SQN Venture Income Fund II, LP

By:	/s/ Ryan McCalley
Name:	Ryan McCalley
Title: Managing Partner

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IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this First Amendment as of the day and year first above written.

AGENT:

Ocean II PLO LLC
a California limited liability company

By: Structural Capital Management Company II, LP, a Delaware limited partnership
Its Manager

By: Structural Capital GP, LLC,
a Delaware limited liability company
Its General Partner

By:	/s/ Kai Tse
Name:	Kai Tse
Title:	Managing Member

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